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July 1, 2013

Securities and Exchange Commission 450 Fifth Street, NW Washington, DC 20549
This letter confirms that Ronald Cami, John E. Viola and David Reintjes are authorized and designated to sign all securities related filings with the Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf.  This authorization and designation shall be valid for three years from the date of this letter.

/s/ Richard P Schifter
__________________________
Richard P. Schifter

301 Commerce Street, Suite 3300, Fort Worth, TX  76102
817-871-4000 T  ~  817-871-4088 F